Exhibit 99.1
News Release

Contact:	Linsey Wisniewski Corporate Communications 667-218-7700 Tim Flottemesch Investor Relations 833-447-2783
CONSTELLATION REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Earnings Release Highlights
•GAAP Net Income of $1.38 per share and Adjusted (non-GAAP) Operating Earnings of $2.30 per share for the fourth quarter of 2025. GAAP Net Income of $7.40 per share and Adjusted (non-GAAP) Operating Earnings of $9.39 per share for the full year 2025
•Completed acquisition of Calpine Corporation, a combination that brings together premier nuclear, natural gas, and geothermal fleets with a leading commercial platform
•Announced agreement to support new data center facility at Freestone Energy Center in Texas
•Secured NRC approval of extended operating licenses for our Clinton and Dresden nuclear stations
•DOE approved a $1 billion loan guarantee to advance the Crane Clean Energy Center restart
•Increased the annual per share dividend by 10%, and expect to grow the dividend per share by another 10% in 2026
◦Declared a quarterly dividend of $0.4265 per share on our common stock, payable on March 20, 2026, to shareholders of record as of 5 p.m. Eastern time on March 9, 2026
•Named to the World’s Most Admired Companies list by Fortune for the second consecutive year, ranking 5th in the electric and gas utilities category
•2026 guidance will be discussed during our upcoming Business and Earnings Outlook call scheduled for Tuesday, March 31, 2026. The conference call time has been updated to 8 a.m. Eastern time

Baltimore (Feb. 24, 2026) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the fourth quarter and full year 2025.

“Constellation enters 2026 well positioned to meet the nation’s growing demand for reliable, clean electricity. This past year, we welcomed Calpine to our company – expanding our generation portfolio, strengthening our commercial platform and enhancing our ability to serve customers nationwide,” said Joe Dominguez, president and CEO of Constellation. “With the nation’s largest nuclear fleet at the core of our strategy, we’re pairing the grid’s most reliable power with flexible resources to meet accelerating demand driven by electrification and the data economy. Our long-term agreements with Microsoft, Meta and most recently CyrusOne demonstrate how we’re putting that expanded portfolio to work while maintaining reliability for customers and keeping costs stable. And none of this happens without our people, who deliver outstanding performance every day. We’re at a pivotal moment for American competitiveness, and Constellation is ready to meet it.”

“For the fourth consecutive year, Constellation delivered full-year earnings that exceeded the midpoint of our guidance range, reflecting strong commercial execution and industry-leading performance from our nuclear fleet,” said Shane Smith, executive vice president and chief financial officer. “After closing the Calpine transaction, we enter 2026 with the financial strength and flexibility to continue investing in growth and extending the life of our portfolio while delivering long-term value for shareholders. We look forward to sharing our financial outlook and strategy for 2026 and beyond with you on our March 31st conference call.”
Fourth Quarter 2025
Our GAAP Net Income (Loss) for the fourth quarter of 2025 decreased to $1.38 per share from $2.71 per share in the fourth quarter of 2024. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2025 decreased to $2.30 per share from $2.44 per share in the fourth quarter of 2024. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2025 primarily reflects:
•Unfavorable nuclear PTC portfolio results partially offset by favorable market and portfolio conditions
Full Year 2025
Our GAAP Net Income for 2025 decreased to $7.40 per share compared to $11.89 per share in 2024. Adjusted (non-GAAP) Operating Earnings for 2025 increased to $9.39 per share from $8.67 per share in 2024. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings for the full year 2025 primarily reflects:
•Favorable market and portfolio conditions, higher IL banked ZEC Revenues, and favorable nuclear outages, partially offset by unfavorable nuclear PTC portfolio results

Recent Developments and Highlights

•Calpine acquisition: On January 7, 2026, we completed our acquisition of Calpine Corporation, creating the nation's largest producer of electricity. Serving millions of customers each day, the combined organization will deliver reliable, clean power that keeps America moving forward. By uniting our zero-emission nuclear fleet with Calpine's industry-leading natural gas and geothermal generation, we are building the foundation for America's next great era of innovation – powering the data centers, advanced manufacturing facilities and critical infrastructure that are expected to play an important role in the AI age and the nation's economic leadership.

•Freestone Energy Center to support new data center: Our subsidiary Calpine LLC signed a new 380-megawatt (MW) agreement with Dallas-based CyrusOne, a leading global data center developer and operator, to connect and serve a new data center adjacent to the Freestone Energy Center, in Freestone County, Texas. The agreement provides CyrusOne with access to power, grid connectivity and site infrastructure needed to support development of the new facility, while ensuring electricity continues to flow to the regional grid and ensuring reliability for all customers and communities. Calpine has also entered into an exclusive agreement to provide power, grid connectivity and site infrastructure for Phase 2, which will be an additional 380 MW. These agreements are in addition to the 400 MW agreements announced in the second half of last year between Calpine and CyrusOne for the Thad Hill Energy Center in Bosque County, Texas.

•Clinton and Dresden license renewal: The Nuclear Regulatory Commission (NRC) has approved a 20-year initial license renewal for our Clinton Clean Energy Center and a 20-year subsequent license renewal for our Dresden Clean Energy Center, following a rigorous review of maintenance activities, plant equipment and safety systems at the two Illinois facilities. The approvals allow Clinton to operate through 2047 and the Dresden reactors to operate through 2049 and 2051. We are the nation’s largest operator of clean, reliable nuclear power, and we are investing more than $370 million to relicense the plants, installing state-of-the-art upgrades to increase efficiency and ensure safety and reliability for decades to come.

•Crane DOE loan: In November 2025, the Department of Energy (DOE) Office of Energy Dominance Financing issued a guarantee for up to $1 billion for an unsecured loan from the Federal Financing Bank to support the financing of the restart of the Crane Clean Energy Center. The loan will mature in October 2055. Interest rates on the loan will be fixed upon each advance at a spread of 37.5 basis points above U.S. Treasuries of comparable maturity. Cash from operations will fund the remaining capital expenditures. The restart is supported by a 20-year Power Purchase Agreement (PPA) with Microsoft to purchase the output generated from the renewed plant. The restart of the plant and delivery of electricity under the PPA is subject to certain regulatory approvals, including the NRC comprehensive safety and environmental review, as well as permits from relevant state and local agencies.

•Dividend Declaration: Our Board of Directors has declared a quarterly dividend of $0.4265 per share on our common stock. The dividend is payable on Friday, March 20, 2026, to shareholders of record as of 5 p.m. Eastern time on Monday, March 9, 2026.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,459 gigawatt-hours (GWhs) in the fourth quarter of 2025, compared with 45,494 GWhs in the fourth quarter of 2024. Excluding Salem and
STP, our nuclear plants at ownership achieved a capacity factor of 93.1% and 94.8% for the fourth quarter of 2025 and 2024, respectively, and 94.7% and 94.6% for the twelve months ended December 31, 2025 and 2024, respectively. There were 63 planned refueling outage days in the fourth quarter of 2025 and 66 in the fourth quarter of 2024. There were 30 non-refueling outage days in the fourth quarter of 2025 and three in the fourth quarter of 2024.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and pumped storage hydro fleet was 99.4% and 93.2% in the fourth quarter of 2025 and 2024, respectively, and 97.9% and 97.4% for the twelve months ended December 31, 2025 and 2024, respectively. Energy capture for the wind, solar and run-of-river hydro fleet was 97.2% and 95.7% in the fourth quarter of 2025 and 2024, respectively, and 96.6% and 96.1% for the twelve months ended December 31, 2025 and 2024, respectively.
GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
The table below provides a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part, which may result in an effective tax rate that differs from the marginal rate. The marginal statutory income tax rate was 25.6% and 25.5% for the three and twelve months ended December 31, 2025 and 2024, respectively. The following table provides a reconciliation between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings for the three and twelve months ended December 31, 2025 compared to the same period in 2024.

	Three Months Ended December 31,
	2025		2024
(In millions, except per share data)		Earnings Per Share(a)		Earnings Per Share(a)
GAAP Net Income (Loss) Attributable to Common Shareholders	$432	$1.38	$852	$2.71
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes $80 and $82, respectively)(b)	231	0.74	(241)	(0.77)
Plant Retirements and Divestitures (net of taxes $1 and $14, respectively)	2	0.01	(40)	(0.13)
Decommissioning-Related Activities (net of taxes $109 and $99, respectively)(c)	(13)	(0.04)	177	0.56
Pension & OPEB Non-Service (Credits) Costs (net of taxes $4 and $1, respectively)	11	0.04	4	0.01
Acquisition-Related Costs (net of taxes ($13) and $2, respectively)(d)	47	0.15	6	0.02
Change in Environmental Liabilities (net of taxes $1 and $2, respectively)	3	0.01	5	0.02
ERP System Implementation Costs (net of taxes $— and $—, respectively)	—	—	1	—
Income Tax-Related Adjustments(e)	9	0.03	3	0.01
Noncontrolling Interests(f)	(3)	(0.01)	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$719	$2.30	$765	$2.44

	Twelve Months Ended December 31,
	2025		2024
(In millions, except per share data)		Earnings Per Share(a)		Earnings Per Share(a)
GAAP Net Income (Loss) Attributable to Common Shareholders	$2,319	$7.40	$3,749	$11.89
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes $243 and $346, respectively)(b)	709	2.26	(1,026)	(3.25)
Plant Retirements and Divestitures (net of taxes $5 and $9, respectively)	15	0.05	28	0.09
Decommissioning-Related Activities (net of taxes $535 and $244, respectively)(c)	(254)	(0.81)	(50)	(0.16)
Pension & OPEB Non-Service (Credits) Costs (net of taxes $13 and $2, respectively)	38	0.12	5	0.02
Acquisition-Related Costs (net of taxes $4 and $2, respectively)(d)	97	0.31	6	0.02
Change in Environmental Liabilities (net of taxes $2 and $22, respectively)	5	0.02	65	0.21
Separation Costs (net of taxes $— and $3, respectively)	—	—	9	0.03
ERP System Implementation Costs (net of taxes $— and $3, respectively)	—	—	8	0.02
Income Tax-Related Adjustments(e)	22	0.07	(52)	(0.17)
Noncontrolling Interests(f)	(7)	(0.02)	(7)	(0.02)
Adjusted (non-GAAP) Operating Earnings	$2,944	$9.39	$2,735	$8.67
__________
(a)Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 313 million and 314 million for the three months ended December 31, 2025 and 2024, respectively and 314 million and 315 million for the twelve months ended December 31, 2025 and 2024, respectively.
(b)Includes unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDTs), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) depreciation, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units. The tax effects of Regulatory Agreement Units result in a 100% effective tax rate under contractual offset accounting. Additionally, the tax effects of NDT investment returns result in different effective tax rates depending on whether the underlying funds are held within qualified or non-qualified trusts.
(d)Reflects acquisition-related costs associated with the Calpine merger. The majority of these expenses are not tax deductible.
(e)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(f)Represents elimination of the noncontrolling interest portion of certain adjustments included above.
About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the largest private-sector power producer in the world and the nation’s largest producer of clean and reliable energy. With 55 gigawatts of capacity from nuclear, natural gas, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving approximately 2.5 million customer accounts nationwide, including three-fourths of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income (Loss).
The tables above provide a reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income (Loss) given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the acquisition of Calpine Corporation, the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the acquisition should not be considered a forecast of future results.

Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2025 Annual Report on Form 10-K (to be filed on February 24, 2026) in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies, and (2) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Operating revenues	$6,074	$25,533
Operating expenses
Purchased power and fuel	3,598	14,681
Operating and maintenance	1,486	6,159
Depreciation and amortization	242	985
Taxes other than income taxes	150	622
Total operating expenses	5,476	22,447
Operating income (loss)	598	3,086
Other income and (deductions)
Interest expense, net	(113)	(511)
Other, net	207	936
Total other income and (deductions)	94	425
Income (loss) before income taxes	692	3,511
Income tax (benefit) expense	259	1,187
Equity in income (losses) of unconsolidated affiliates	(1)	(1)
Net income (loss)	432	2,323
Net income (loss) attributable to noncontrolling interests	—	4
Net income (loss) attributable to common shareholders	$432	$2,319

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
Operating revenues	$5,382	$23,568
Operating expenses
Purchased power and fuel	2,591	11,419
Operating and maintenance	1,493	6,159
Depreciation and amortization	255	1,123
Taxes other than income taxes	140	586
Total operating expenses	4,479	19,287
Gain (loss) on sales of assets and businesses	69	71
Operating income (loss)	972	4,352
Other income and (deductions)
Interest expense, net	(90)	(506)
Other, net	(23)	670
Total other income and (deductions)	(113)	164
Income (loss) before income taxes	859	4,516
Income tax (benefit) expense	6	774
Equity in income (losses) of unconsolidated affiliates	(3)	(4)
Net income (loss)	850	3,738
Net income (loss) attributable to noncontrolling interests	(2)	(11)
Net income (loss) attributable to common shareholders	$852	$3,749

Change in Net income (loss) attributable to common shareholders from 2024 to 2025	$(420)	$(1,430)

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$3,641	$3,022
Restricted cash and cash equivalents	107	107
Accounts receivable, net	4,266	3,718
Derivative assets	945	843
Inventories, net	1,736	1,600
Renewable energy credits	789	797
Other	635	689
Total current assets	12,119	10,776
Property, plant, and equipment, net	22,474	21,235
Deferred debits and other assets
Nuclear decommissioning trust funds	19,336	17,305
Goodwill	420	420
Derivative assets	450	372
Other	2,450	2,818
Total deferred debits and other assets	22,656	20,915
Total assets	$57,249	$52,926

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,650	$—
Long-term debt due within one year	92	1,028
Accounts payable and accrued expenses	4,294	3,943
Derivative liabilities	467	467
Renewable energy credit obligation	1,075	1,076
Other	366	332
Total current liabilities	7,944	6,846
Long-term debt	7,250	7,384
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,544	3,331
Asset retirement obligations	13,193	12,449
Pension and non-pension postretirement benefit obligations	1,977	1,875
Payables related to Regulatory Agreement Units	5,334	4,518
Derivative liabilities	414	399
Other	2,740	2,585
Total deferred credits and other liabilities	27,202	25,157
Total liabilities	42,396	39,387
Commitments and contingencies
Shareholders' equity
Common stock	11,043	11,402
Retained earnings (deficit)	5,899	4,066
Accumulated other comprehensive income (loss), net	(2,425)	(2,302)
Total shareholders’ equity	14,517	13,166
Noncontrolling interests	336	373
Total equity	14,853	13,539
Total liabilities and shareholders’ equity	$57,249	$52,926

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$2,323	$3,738
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,601	2,700
Deferred income taxes and amortization of ITCs	273	222
Net fair value changes related to derivatives	645	(1,297)
Net realized and unrealized (gains) losses on NDT funds	(708)	(311)
Net realized and unrealized (gains) losses on equity investments	279	(11)
Other non-cash operating activities	(223)	(172)
Changes in assets and liabilities:
Accounts receivable	(363)	688
Inventories	(134)	(99)
Accounts payable and accrued expenses	316	1,121
Option premiums received (paid), net	38	216
Collateral received (posted), net	(773)	1,803
Income taxes	625	296
Pension and non-pension postretirement benefit contributions	(211)	(184)
Other assets and liabilities	(451)	(11,174)
Net cash flows provided by (used in) operating activities	4,237	(2,464)
Cash flows from investing activities
Capital expenditures	(2,949)	(2,565)
Proceeds from NDT fund sales	6,946	6,005
Investment in NDT funds	(7,284)	(6,282)
Collection of DPP, net	—	10,217
Acquisitions of assets and businesses	(14)	(32)
Other investing activities	103	85
Net cash flows provided by (used in) investing activities	(3,198)	7,428
Cash flows from financing activities
Change in short-term borrowings	—	(1,105)
Proceeds from short-term borrowings with maturities greater than 90 days	1,650	200
Repayments of short-term borrowings with maturities greater than 90 days	—	(739)
Issuance of long-term debt	—	920
Retirement of long-term debt	(1,076)	(121)
Dividends paid on common stock	(486)	(444)
Repurchases of common stock	(400)	(999)
Other financing activities	(108)	(1)
Net cash flows provided by (used in) financing activities	(420)	(2,289)
Increase (decrease) in cash, restricted cash, and cash equivalents	619	2,675
Cash, restricted cash, and cash equivalents at beginning of period	3,129	454
Cash, restricted cash, and cash equivalents at end of period	$3,748	$3,129

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$6,074	$437	(b),(c)	$5,382	$453	(b),(c)
Operating expenses
Purchased power and fuel	3,598	161	(b)	2,591	609	(b)
Operating and maintenance	1,486	(105)	(c),(f),(h),(i)	1,493	(78)	(c),(e),(f),(h),(i)
Depreciation and amortization	242	(24)	(c)	255	(38)	(c),(f)
Taxes other than income taxes	150	—		140	—
Total operating expenses	5,476			4,479
Gain (loss) on sales of assets and businesses	—	—		69	(69)	(f)
Operating income (loss)	598			972
Other income and (deductions)
Interest expense, net	(113)	(17)	(b)	(90)	(36)	(b)
Other, net	207	(144)	(b),(c),(d)	(23)	66	(b),(c),(d)
Total other income and (deductions)	94			(113)
Income (loss) before income taxes	692			859
Income tax (benefit) expense	259	(46)	(b),(c),(d),(f),(h),(i),(j)	6	6	(b),(c),(d),(f),(h),(i),(j)
Equity in income (losses) of unconsolidated affiliates	(1)	—		(3)	—
Net income (loss)	432			850
Net income (loss) attributable to noncontrolling interests	—	3	(g)	(2)	2	(g)
Net income (loss) attributable to common shareholders	$432			$852
Effective tax rate	37.4%			0.7%
Earnings per average common share
Basic	$1.38			$2.72
Diluted	$1.38			$2.71
Average common shares outstanding
Basic	313			314
Diluted	313			314
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(e)In 2024, adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implemented in the first quarter of 2024.
(f)Adjustments related to plant retirements and divestitures.
(g)Adjustment for elimination of the noncontrolling interest portion of certain adjustments included above.
(h)Adjustment for changes in environmental liabilities.
(i)Reflects acquisition-related costs associated with the Calpine merger.
(j)Adjustment to deferred income taxes due to changes in forecasted apportionment.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$25,533	$776	(b),(c)	$23,568	$(321)	(b),(c)
Operating expenses
Purchased power and fuel	14,681	156	(b)	11,419	1,018	(b)
Operating and maintenance	6,159	(359)	(c),(g),(i),(j),	6,159	(292)	(c),(d),(f),(g),(i),(j),
Depreciation and amortization	985	(116)	(c),(g)	1,123	(212)	(c),(g)
Taxes other than income taxes	622	—		586	—
Total operating expenses	22,447			19,287
Gain (loss) on sales of assets and businesses	—	—		71	(71)	(g)
Operating income (loss)	3,086			4,352
Other income and (deductions)
Interest expense, net	(511)	22	(b)	(506)	(19)	(b)
Other, net	936	(775)	(b),(c),(e)	670	(580)	(b),(c),(e)
Total other income and (deductions)	425			164
Income (loss) before income taxes	3,511			4,516
Income tax (benefit) expense	1,187	(290)	(b),(c),(e),(g),(i),(j),(k)	774	(498)	(b),(c),(d),(e),(f),(g),(i),(j),(k)
Equity in income (losses) of unconsolidated affiliates	(1)	—		(4)	—
Net income (loss)	2,323			3,738
Net income (loss) attributable to noncontrolling interests	4	7	(h)	(11)	7	(h)
Net income (loss) attributable to common shareholders	$2,319			$3,749
Effective tax rate	33.8%			17.1%
Earnings per average common share
Basic	$7.40			$11.91
Diluted	$7.40			$11.89
Average common shares outstanding
Basic	313			315
Diluted	314			315
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2024, adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA).
(e)Adjustment for Pension and OPEB Non-Service credits.
(f)In 2024, adjustment for costs related to a multi-year ERP system implemented in the first quarter of 2024.
(g)Adjustment related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest portion of certain adjustments included above.
(i)Adjustment for changes in environmental liabilities.
(j)Reflects acquisition-related costs associated with the Calpine merger.
(k)Adjustment to deferred income taxes due to changes in forecasted apportionment.

Statistics

	Three Months Ended December 31,		Twelve Months Ended December 31,
(GWhs)	2025	2024	2025	2024
Nuclear Generation(a)
Mid-Atlantic	13,809	13,059	52,914	52,898
Midwest	22,867	23,940	93,866	95,321
New York	6,753	6,477	26,339	25,134
ERCOT	2,030	2,018	9,571	8,358
Total Nuclear Generation	45,459	45,494	182,690	181,711

Natural Gas, Oil, and Renewables(a)
Mid-Atlantic	283	328	1,966	2,137
Midwest	336	342	1,121	1,116
ERCOT	2,317	2,888	12,933	14,778
Other Power Regions	1,678	1,676	6,234	8,692
Total Natural Gas, Oil, and Renewables	4,614	5,234	22,254	26,723

Purchased Power
Mid-Atlantic	3,180	3,022	17,140	15,729
Midwest	412	289	1,777	928
ERCOT	818	753	3,028	3,249
Other Power Regions	9,759	10,223	42,054	41,077
Total Purchased Power	14,169	14,287	63,999	60,983

Total Supply/Sales by Region
Mid-Atlantic	17,272	16,409	72,020	70,764
Midwest	23,615	24,571	96,764	97,365
New York	6,753	6,477	26,339	25,134
ERCOT	5,165	5,659	25,532	26,385
Other Power Regions	11,437	11,899	48,288	49,769
Total Supply/Sales	64,242	65,015	268,943	269,417

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Outage Days(b)
Refueling	63	66	215	230
Non-refueling	30	3	57	36
Total Outage Days	93	69	272	266
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants.
(b)Outage days exclude Salem and STP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Electricity Reference Prices(a)	2025	2024	2025	2024
Location (Region)
PJM West (Mid-Atlantic)	$57.87	$34.73	$50.19	$33.74
ComEd (Midwest)	37.37	24.60	36.62	25.50
Central (New York)	63.00	41.07	56.31	34.12
North (ERCOT)	32.55	24.64	32.94	26.97
Southeast Massachusetts (Other)(b)	78.74	54.79	68.56	41.70

	Three Months Ended December 31,		Twelve Months Ended December 31,
Capacity Reference Prices	2025	2024	2025	2024
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$269.92	$53.60	$179.79	$51.89
ComEd (Midwest)	269.92	28.92	169.50	31.09
Rest of State (New York)	125.67	87.44	134.56	106.44
Southeast New England (Other)	87.97	949.57	446.97	581.69

	Three Months Ended December 31,		Twelve Months Ended December 31,
ZEC Reference Prices(a)	2025	2024	2025	2024
State (Region)
New Jersey (Mid-Atlantic)(c)(d)	$—	$10.00	$10.00	$9.98
Illinois (Midwest)	1.17	9.38	4.59	5.60
New York (New York)(c)	14.76	18.27	15.64	18.27
__________
(a)Reference prices may not necessarily reflect prices we ultimately realize.
(b)Reflects New England, which comprises the majority of the activity in the Other region.
(c)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(d)The New Jersey ZEC program concluded in May 2025.